UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): June 26, 2008
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Ex-10.1 Amended and Restated 2002 Omnibus Stock and Incentive Plan

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 26, 2008, the shareholders of Chico’s FAS, Inc. (the “Company”) approved the Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan, effective as of June 26, 2008 (the “Amended and Restated Plan”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. In particular, the amendments included in the Amended and Restated Plan included: (i) increasing the total number of shares of Common Stock of the Company with respect to which awards may be granted under the plan by an additional 10,000,000 shares, (ii) expanding the permissible types of awards to include stock-based and cash-based Stock Appreciation Rights (SARs) and Performance Awards, and (iii) eliminating the automatic grants of stock options for both new and continuing non-employee directors.
     The Company’s executive officers and directors are eligible to receive awards under the Amended and Restated Plan, including stock options, restricted stock, restricted stock units, SARs and Performance Awards, in accordance with the terms and conditions of the Amended and Restated Plan.
     Additional information concerning the Amended and Restated Plan can be found in the Company’s proxy statement filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2008.
     The foregoing description of the Amended and Restated Plan is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Plan.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits:
     Exhibit 10.1     Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: July 2, 2008	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President — Finance,
Chief Accounting Officer and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 10.1	Amended and Restated Chico’s FAS, Inc. 2002 Omnibus Stock and Incentive Plan

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